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                               CAMBREX CORPORATION

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


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Subsidiary                                                 Incorporated in:
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
CasChem, Inc.                                              Delaware

Cosan Chemical Corp.                                       New Jersey

Nepera, Inc.                                               New York

Chiragene, Inc.                                            Delaware

Salsbury Chemicals, Inc.                                   Iowa

Zeeland Chemicals, Inc.                                    Michigan

BioWhittaker, Inc.                                         Delaware

Seal Sands Chemicals Limited                               England

Profarmaco S.r.l.                                          Italy

Nordic Synthesis AB                                        Sweden

BioWhittaker Europe s.p.r.l.                               Belgium

BioWhittaker Molecular Applications, Inc.                  Delaware

BioWhittaker Molecular Applications Aps                    Denmark

Irotec Laboratories, Ltd.                                  Ireland

Conti BC NV                                                Belgium

Lumitech Limited                                           England

Cambrex Bio Science, Inc.                                  Delaware

Cambrex Bio Science MA, Inc.                               Delaware
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